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EXHIBIT 23.2

[PLANTE MORAN LOGO]                                         PLANTE & MORAN, PLLC
                                                                       Suite 600
                                                                 65 E. State St.
                                                              Columbus, OH 43215
                                                               Tel: 614.849.3000
                                                               Fax: 614.221.3535
                                                                 plantemoran.com

                          Independent Auditor's Consent

To the Audit Committee
    Kahiki Foods, Inc.

We consent to incorporation by reference in the registration statement (No. 333-113925) of our report dated May 26, 2005 appearing on this annual report Form 10-KSB/A of Kahiki Foods, Inc. for the year ended March 31, 2005.

/s/ Plante & Moran, PLLC

Columbus, Ohio
March 27, 2006

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